Exhibit 10.5

May 27, 2025

ChampionsGate Acquisition Corporation

419 Webster Street

Monterey, CA 93940

Clear Street LLC

4 World Trade Center

150 Greenwich St Floor 45

New York, NY 10007

Re:	Initial Public Offering

Ladies and Gentlemen:

This letter is being delivered to you in accordance with the Underwriting Agreement (the “Underwriting Agreement”) entered into by and between ChampionsGate Acquisition Corporation, a Cayman Islands company (the “Company”), and Clear Street LLC, as Representative (the “Representative”) of the several underwriters named on Schedule A thereto (the “Underwriters”), relating to an underwritten initial public offering (the “IPO”) of the Company’s units (the “Units”), each comprised of one class A ordinary share of the Company, par value $0.0001 per share (the “Class A Ordinary Share”, together with the Class B ordinary share of the Company, par value $0.0001 per shares (the “Class B Ordinary Shares”), collectively, the “Ordinary Shares”) and one right to receive one-eighth (1/8) of one Class A Ordinary Share (the “Rights”). Certain capitalized terms used herein are defined in paragraph 14 hereof.

In order to induce the Company and the Underwriters to enter into the Underwriting Agreement and to proceed with the IPO, and in recognition of the benefit that such IPO will confer upon the undersigned as a shareholder of the Company, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the undersigned hereby agrees with the Company as follows:

1. If the Company solicits approval of its shareholders of a Business Combination, the undersigned will vote all Class A Ordinary Shares beneficially owned by him, her or it, whether acquired before, in or after the IPO, in favor of such Business Combination.

2. (a) Unless the Company’s shareholders are previously given the option to redeem their share in connection with amending applicable documents to extend the time that the Company has to complete a Business Combination and that the Company fails to consummate a Business Combination within 18 months from the closing of the Company’s IPO (or (x) in the event that the Company extended the period of time to consummate a business combination to up to 27 months, as described in the registration statement in connection with the IPO, or (y) such later time as provided in the memorandum and articles of associations (the “Memorandum and Articles”) of the Company) (the end of such period, the “Business Combination Deadline”), the undersigned shall take all reasonable steps to (i) cause the Trust Fund to be liquidated and distributed to the holders of the IPO Shares and (ii) cause the Company to liquidate as soon as reasonably practicable.

(b) The undersigned hereby waives any and all right, title, interest or claim of any kind in or to any distribution of the Trust Fund and any remaining net assets of the Company as a result of such liquidation with respect to his, her or its Founder Shares and Class A Ordinary Shares underlying the Private Units, the Working Capital Units, or the Extension Units (“Claim”) and hereby waives any Claim the undersigned may have in the future as a result of, or arising out of, any contracts or agreements with the Company and will not seek recourse against the Trust Fund for any reason whatsoever. The undersigned acknowledges and agrees that there will be no distribution from the Trust Fund with respect to any Rights underlying the Private Units, Working Capital Units, or the Extension Units all of which will terminate on the Company’s liquidation.

(c) In the event of the liquidation of the Trust Fund, the Sponsor (defined below) (which for purposes of clarification shall not extend to any other shareholders, members or managers of the Sponsor) agrees to indemnify and hold harmless the Company against any and all loss, liability, claims, damage and expense whatsoever (including, but not limited to, any and all legal or other expenses reasonably incurred in investigating, preparing or defending against any litigation, whether pending or threatened, or any claim whatsoever) which the Company may become subject as a result of any claim by any vendor or other person who is owed money by the Company for services rendered or products sold or contracted for, but only to the extent necessary to ensure that such loss, liability, claim, damage or expense does not reduce the amount of funds in the Trust Fund; provided, that such indemnity shall not apply if such vendor or other person has executed an agreement waiving any claims against the Trust Fund.

3. In the event that the Company does not consummate a Business Combination and must liquidate and its remaining net assets are insufficient to complete such liquidation, the Sponsor agrees to advance such funds necessary to complete such liquidation and agrees not to seek recourse for such expenses.

4. (a) The Insiders agree that they shall not Transfer 50% of the Founder Shares until the earlier to occur of: (A) six months after the completion of the Company’s Business Combination, or (B) the date on which the closing price of the Company’s Class A Ordinary Shares equals or exceeds $12.50 per share (as adjusted for share splits, share dividends, reorganizations and recapitalizations) for any 20 trading days within any 30-trading day period commencing after the completion of the Company’s Business Combination; and shall not Transfer the remaining 50% of the Founder Shares until the six months after the completion of the Company’s Business Combination, or earlier, in either case, if, subsequent to the Company’s Business Combination, the date on which the Company completes a liquidation, merger, capital stock exchange, reorganization or other similar transaction that results in all of the Company’s shareholders having the right to exchange their Class A Ordinary Shares for cash, securities or other property (the “Founder Shares Lock-up Period”).

(b) The Insiders agree that they shall not Transfer any Private Units, the Working Capital Units, or the Extension Units until the completion of the Company’s Business Combination (the “Private Units Lock-up Period”, together with the Founder Shares Lock-up Period, the “Lock-up Periods”).

(c) Notwithstanding the provisions set forth in paragraphs 4(a) and (b), Transfers of the Founder Shares, Private Units (including underlying securities), the Working Capital Units (including underlying securities), or the Extension Units (including underlying securities) that are held by the Insiders or any of their permitted transferees (that have complied with this paragraph 4(c)), are permitted: (i) among the Insiders, officers and directors of the Company or to their respective members, officers, directors, consultants or their affiliates, (ii) to a holder’s shareholders or members upon the holder’s liquidation, in each case if the holder is an entity, (iii) by bona fide gift to a member of the holder’s immediate family or to a trust, the beneficiary of which is the holder or a member of the holder’s immediate family, in each case for estate planning purposes, (iv) by virtue of the laws of descent and distribution upon death, (v) pursuant to a qualified domestic relations order, (vi) to the Company for no value for cancellation in connection with the consummation of a Business Combination, (vii) by private sales or transfers made (x) in connection with any forward purchase agreement or similar arrangement or (y) in connection with the consummation of a Business Combination at prices no greater than the price at which the Founder Shares or Private Units, as applicable, were originally purchased, (viii) in the event of the Company’s liquidation prior to its consummation of a Business Combination or (ix) in the event that, subsequent to the consummation of a Business Combination, the Company completes a liquidation, merger, capital share exchange or other similar transaction which results in all of the Company’s shareholders having the right to exchange their ordinary shares for cash, securities or other property, in each case (except for clauses (vi), (viii) or (ix) or with the Company’s prior written consent).

5. In order to minimize potential conflicts of interest which may arise from multiple affiliations, each Insider agrees to present to the Company for its consideration, prior to presentation to any other person or entity, any suitable opportunity to acquire a target business, until the earlier of the consummation by the Company of a Business Combination or the liquidation of the Company, subject to any pre-existing fiduciary and contractual obligations the undersigned might have.

6. Each Insider acknowledges and agrees that prior to entering into a Business Combination with a target business that is affiliated with any Insiders of the Company or their affiliates, including any company that is a portfolio company of, or otherwise affiliated with, or has received financial investment from, an entity with which any Insider or their affiliates is affiliated, such transaction must be approved by a majority of the Company’s disinterested independent directors and the Company must obtain an opinion from an independent investment banking firm that such Business Combination is fair to the Company’s unaffiliated shareholders from a financial point of view.

7. Neither each Insider, any member of the family of such Insider, nor any affiliate of the undersigned will be entitled to receive and will not accept any compensation or other cash payment prior to, or for services rendered in connection with, the consummation of the Business Combination; provided that the Company shall be allowed to repay working capital loans including Extension Loans made by the undersigned or their respective affiliates/designees to the Company in cash upon consummation of the Business Combination. Notwithstanding the foregoing, each Insider and any affiliate of such Insider shall be entitled to reimbursement from the Company for their out-of-pocket expenses incurred in connection with identifying, investigating and consummating a Business Combination.

8. Neither each Insider, any member of the family of such Insider, nor any affiliate of such Insider will be entitled to receive or accept a finder’s fee or any other compensation in the event the Insider, any member of the family of the Insider or any affiliate of the Insider originates a Business Combination.

9. The undersigned, as applicable, agrees to be a director/officer of the Company until the earlier of the consummation by the Company of a Business Combination or the liquidation of the Company. Such undersigned’s biographical information previously furnished to the Company and the Representative is true and accurate in all material respects, does not omit any material information with respect to the undersigned’s biography and contains all of the information required to be disclosed pursuant to Item 401 of Regulation S-K, promulgated under the Securities Act of 1933. Such undersigned’s FINRA Questionnaire previously furnished to the Company and the Representative is true and accurate in all material respects. Such undersigned represents and warrants that:

(a) He, she or it has never had a petition under the federal bankruptcy laws or any state insolvency law been filed by or against (i) him, her or it, or any partnership in which he or she was a general partner at or within two years before the time of filing; or (ii) any corporation or business association of which he or she was an executive officer at or within two years before the time of such filing;

(b) He, she or it has never had a receiver, fiscal agent or similar officer been appointed by a court for his business or property, or any such partnership;

(c) He, she or it has never been convicted of fraud in a civil or criminal proceeding;

(d) He, she or it has never been convicted in a criminal proceeding or named the subject of a pending criminal proceeding (excluding traffic violations and minor offenses);

(e) He, she or it has never been the subject of any order, judgment or decree, not subsequently reversed, suspended or vacated, of any court of competent jurisdiction, permanently or temporarily enjoining or otherwise limiting him, her or it from (i) acting as a futures commission merchant, introducing broker, commodity trading advisor, commodity pool operator, floor broker, leverage transaction merchant, any other person regulated by the Commodity Futures Trading Commission (“CFTC”) or an associated person of any of the foregoing, or as an investment adviser, underwriter, broker or dealer in securities, or as an affiliated person, director or employee of any investment company, bank, savings and loan association or insurance company, or from engaging in or continuing any conduct or practice in connection with any such activity; or (ii) engaging in any type of business practice; or (iii) engaging in any activity in connection with the purchase or sale of any security or commodity or in connection with any violation of federal or state securities or federal commodities laws;

(f) He, she, or it has never been the subject of any order, judgment or decree, not subsequently reversed, suspended or vacated, of any federal or state authority barring, suspending or otherwise limiting for more than 60 days his, her or its right to engage in any activity described in 10(e)(i) above, or to be associated with persons engaged in any such activity;

(g) He, she, or it has never been found by a court of competent jurisdiction in a civil action or by the SEC to have violated any federal or state securities law, where the judgment in such civil action or finding by the SEC has not been subsequently reversed, suspended or vacated;

(h) He, she, or it has never been found by a court of competent jurisdiction in a civil action or by the CFTC to have violated any federal commodities law, where the judgment in such civil action or finding by the CFTC has not been subsequently reversed, suspended or vacated;

(i) He, she, or it has never been the subject of, or a party to, any Federal, State or foreign judicial or administrative order, judgment, decree or finding, not subsequently reversed, suspended or vacated, relating to an alleged violation of (i) any Federal, State or foreign securities or commodities law or regulation, (ii) any law or regulation respecting financial institutions or insurance companies including, but not limited to, a temporary or permanent injunction, order of disgorgement or restitution, civil money penalty or temporary or permanent cease-and desist order, or removal or prohibition order or (iii) any law or regulation prohibiting mail or wire fraud or fraud in connection with any business entity;

(j) He, she or it has never been the subject of, or party to, any sanction or order, not subsequently reversed, suspended or vacated, or any self-regulatory organization, any registered entity, or any equivalent exchange, association, entity or organization that has disciplinary authority over its members or persons associated with a member;

(k) He, she or it has never been convicted of any felony or misdemeanor: (i) in connection with the purchase or sale of any security; (ii) involving the making of any false filing with the SEC; or (iii) arising out of the conduct of the business of an underwriter, broker, dealer, municipal securities dealer, investment advisor or paid solicitor of purchasers of securities;

(l) He, she or it was never subject to a final order of a state or foreign securities commission (or an agency of officer of a state performing like functions); a state or foreign authority that supervises or examines banks, savings associations, or credit unions; a state or foreign insurance commission (or an agency or officer of a state performing like functions); an appropriate federal or foreign banking agency; the CFTC; or the National Credit Union Administration that is based on a violation of any law or regulation that prohibits fraudulent, manipulative, or deceptive conduct;

(m) He, she or it has never been subject to any order, judgment or decree of any court of competent jurisdiction, that, at the time of the sale of the Units, restrained or enjoined him, her or it from engaging or continuing to engage in any conduct or practice: (i) in connection with the purchase or sale of any security; (ii) involving the making of any false filing with the SEC or any foreign regulatory agency with similar functions; or (iii) arising out of the conduct of the business of an underwriter, broker, dealer, municipal securities dealer, investment adviser or paid solicitor of purchasers of securities;

(n) He, she or it has never been subject to any order of the SEC or any foreign regulatory agency with similar functions that orders him, her or it to cease and desist from committing or causing a future violation of: (i) any scienter-based anti-fraud provision of the federal securities laws, including, but not limited to, Section 17(a)(1) of the Securities Act, Section 10(b) of the Exchange Act and Rule 10b-5 thereunder, Section 15(c) and Section 206(1) of the Advisers Act or any other rule or regulation thereunder; or (ii) Section 5 of the Securities Act;

(o) He, she or it has never filed (as a registrant or issuer), or been named as an underwriter in any registration statement or Regulation A offering statement filed with the SEC that was the subject of a refusal order, stop order, or order suspending the Regulation A exemption, or is, currently, the subject of an investigation or proceeding to determine whether a stop order or suspension order should be issued;

(p) He, she or it has never been subject to a United States Postal Service false representation order, or is currently subject to a temporary restraining order or preliminary injunction with respect to conduct alleged by the United States Postal Service to constitute a scheme or device for obtaining money or property through the mail by means of false representations;

(q) He, she or it is not subject to a final order of a state securities commission (or an agency of officer of a state performing like functions); a state authority that supervises or examines banks, savings associations, or credit unions; a state insurance commission (or an agency or officer of a state performing like functions); an appropriate federal banking agency; the CFTC; or the National Credit Union Administration that bars the undersigned from: (i) association with an entity regulated by such commission, authority, agency or officer; (ii) engaging in the business of securities, insurance or banking; or (iii) engaging in savings association or credit union activities;

(r) He, she or it is not subject to an order of the SEC entered pursuant to section 15(b) or 15B(c) of the Securities Exchange Act of 1934 (the “Exchange Act”) or section 203(e) or 203(f) of the Investment Advisers Act of 1940 (the “Advisers Act”) that: (i) suspends or revokes the undersigned’s registration as a broker, dealer, municipal securities dealer or investment adviser; (ii) places limitations on the activities, functions or operations of, or imposes civil money penalties on, such person; or (iii) bars the undersigned from being associated with any entity or from participating in the offering of any penny stock; and

(s) He, she or it has never been suspended or expelled from membership in, or suspended or barred from association with a member of, a securities self-regulatory organization (e.g., a registered national securities exchange or a registered national or affiliated securities association) for any act or omission to act constituting conduct inconsistent with just and equitable principles of trade.

10. The undersigned hereby waives his, her or its right to exercise redemption rights with respect to any Class A Ordinary Shares owned or to be owned by the undersigned, directly or indirectly (or to sell such shares to the Company in a tender offer), whether purchased by the undersigned prior to the IPO, in the IPO or in the aftermarket, and agrees that he, she or it will not seek redemption with respect to or otherwise sell, such shares in connection with any vote to approve a Business Combination with respect thereto, a vote to amend the provisions of the Company’s Memorandum and Articles, or a tender offer by the Company prior to a Business Combination.

11. The undersigned hereby agrees to not propose, or vote in favor of, an amendment to the Company’s Memorandum and Articles that would stop public shareholders from redeeming or selling their shares to the Company in connection with a Business Combination or affect the substance or timing of the Company’s obligation to redeem 100% of its public shares if the Company does not complete a Business Combination within 18 months from the closing of the IPO (or up to 27 months, if the Company extends the time to complete a Business Combination as described in the IPO prospectus) unless the Company provides dissenting public shareholders with the opportunity to redeem their public shares into the right to receive cash from the trust account in connection with any such vote.

12. In the event that the Company has not consummated a Business Combination before the Business Combination Deadline and determines to liquidate or wind up, if, after providing for claims of all creditors (including all loans and expenses), there is anticipated to be a net surplus in the funds held by the Company outside the Trust Account, including assets to which the Company is entitled or may become entitled as a result of the liquidation or winding up, including as a result of a termination fee provision in a business combination agreement or settlement of a potential claim or dispute relating to a business combination (“Termination Assets”), the Company shall liquidate the Termination Assets, if applicable, as soon as may be practicable, and shall distribute to the holders of the then-outstanding Offering Shares immediately prior to the redemption of the remaining Class A Ordinary Shares (the “Remaining Shares”), on a pro rata basis, a percentage of the actual proceeds of the Termination Assets, equal to the number of the Remaining Shares divided by the sum of the Remaining Shares and Founder Shares. In the event that the Company has not consummated a Business Combination before the Business Combination Deadline, the undersigned expressly agrees not to accept, realize or otherwise derive any form of compensation or monetary value whatsoever from the Company other than as provided herein, except for repayment of outstanding debt and reimbursement of expenses.

13. In connection with Section 5-1401 of the General Obligations Law of the State of New York, this letter agreement shall be governed by, and construed in accordance with, the laws of the State of New York without regard to principles of conflicts of law that would result in the application of the substantive law of another jurisdiction. The parties hereto agree that any action, proceeding or claim arising out of or relating in any way to this letter agreement shall be resolved through final and binding arbitration in accordance with the International Arbitration Rules of the American Arbitration Association (“AAA”). The arbitration shall be brought before the AAA International Center for Dispute Resolution’s offices in New York City, New York, will be conducted in English and will be decided by a panel of three arbitrators selected from the AAA Commercial Disputes Panel and that the arbitrator panel’s decision shall be final and enforceable by any court having jurisdiction over the party from whom enforcement is sought. The cost of such arbitrators and arbitration services, together with the prevailing party’s legal fees and expenses, shall be borne by the non-prevailing party or as otherwise directed by the arbitrators.

14. As used herein, (i) a “Business Combination” shall mean a merger, stock exchange, asset acquisition, contractual arrangement, stock purchase, recapitalization, reorganization or other similar business combination with one or more businesses or entities; (ii) “Founder Shares” shall mean 800,000 Class A Ordinary Shares and 1,370,161 Class B Ordinary Shares of the Company acquired by certain Insiders prior to the IPO (up to 283,064 shares of which are subject to complete or partial forfeiture by the Sponsor HoldCo if the over-allotment option is not exercised by the Underwriters) for an aggregate purchase price of $22,901.4; (iii) “Insiders” shall mean the Sponsor HoldCo, the Sponsor and all officers, directors and shareholders of the Company immediately prior to the IPO; (iv) “IPO Shares” shall mean the Class A Ordinary Shares to be issued in the Company’s IPO; (v) “Private Units” shall mean (x) the Units purchased by the Sponsor HoldCo in the private placement taking place simultaneously with the consummation of the Company’s IPO and (y) the additional Units that may be purchased by the Sponsor HoldCo in connection with the exercise of the over-allotment option by the Underwriters in the IPO as described in the Registration Statement; (vi) “Registration Statement” means the registration statement on Form S-1 filed by the Company with respect to the IPO; (vii) “Sponsor” means ST Sponsor Limited, a Cayman Islands exempted company; (viii) “Sponsor HoldCo” means ST Sponsor Investment LLC, a Cayman Islands limited liability company; (ix) “Transfer” shall mean the (a) sale or assignment of, offer to sell, contract or agreement to sell, hypothecate, pledge, grant of any option to purchase or otherwise dispose of or agreement to dispose of, directly or indirectly, or establishment or increase of a put equivalent position or liquidation with respect to or decrease of a call equivalent position within the meaning of Section 16 of the Exchange Act, and the rules and regulations of the Commission promulgated thereunder with respect to, any security, (b) entry into any swap or other arrangement that transfers to another, in whole or in part, any of the economic consequences of ownership of any security, whether any such transaction is to be settled by delivery of such securities, in cash or otherwise, or (c) public announcement of any intention to effect any transaction specified in clause (a) or (b); (x) “Trust Fund” shall mean the trust fund into which a portion of the net proceeds of the Company’s IPO will be deposited; (xi) “Working Capital Units” shall mean private units issuable upon conversion of working capital loans excluding any potential extension loans in the event that the Company extends the period that it must complete its initial business combination, up to $1,500,000, at $10.00 per unit, upon the consummation of a Business Combination; and (xii) “Extension Units” shall mean private units issuable upon conversion of extension loans in the event that the Company extends the period that it must complete its initial business combination, at $10.00 per unit, upon the consummation of a Business Combination.

15. Any notice, consent or request to be given in connection with any of the terms or provisions of this letter agreement shall be in writing and shall be sent by express mail or similar private courier service, by certified mail (return receipt requested), by hand delivery or facsimile transmission.

If to the Company:

ChampionsGate Acquisition Corporation

419 Webster Street

Monterey, CA 93940

Attn: Bala Padmakumar

with a copy (which copy shall not constitute notice) to:

Robinson & Cole LLP

Chrysler East Building

666 Third Avenue, 20th floor

New York, NY 10017

Attn: Arila E. Zhou, Esq.

Email: azhou@rc.com

16. No party hereto may assign either this letter agreement or any of its rights, interests, or obligations hereunder without the prior written consent of the other party. Any purported assignment in violation of this paragraph 16 shall be void and ineffectual and shall not operate to transfer or assign any interest or title to the purported assignee. This letter agreement shall be binding on the parties hereto and any successors and assigns thereof.

17. This Letter Agreement constitutes the entire agreement and understanding of the parties hereto in respect of the subject matter hereof and supersedes all prior understandings, agreements, or representations by or among the parties hereto, written or oral, to the extent they relate in any way to the subject matter hereof or the transactions contemplated hereby. This Letter Agreement may not be changed, amended, modified or waived (other than to correct a typographical error) as to any particular provision, except by a written instrument executed by all parties hereto.

18. The undersigned acknowledges and understands that the Underwriters and the Company will rely upon the agreements, representations and warranties set forth herein in proceeding with the IPO. Nothing contained herein shall be deemed to render the Underwriters a representative of, or a fiduciary with respect to, the Company, its shareholders or any creditor or vendor of the Company with respect to the subject matter hereof.

[Signature Page Follows]

Sincerely,

ChampionsGate Acquisition Corporation

By:	/s/ Bala Padmakumar
Name:	Bala Padmakumar
Title:	Chief Executive Officer

[Signature Page to Letter Agreement - ChampionsGate Acquisition Corporation - Company]

ST Sponsor Investment LLC

By:	/s/ Sunny Tan Kah Wei
Name:	Sunny Tan Kah Wei
Title:	Manager

ST Sponsor Limited

By:	/s/ Sunny Tan Kah Wei
Name:	Sunny Tan Kah Wei
Title:	Director

/s/ Bala Padmakumar
Bala Padmakumar

/s/ Evan M. Graj
Evan M. Graj

/s/ William W. Snyder
William W. Snyder

/s/ David Mao
David Mao

/s/ Robert H. Grigsby
Robert H. Grigsby

[Signature Page to Letter Agreement - ChampionsGate Acquisition Corporation]